                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting    Material   Pursuant    to   Section    240.14a-11(c)   or
         Section 240.14a-12

                                       SNAP-ON INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

SNAP-ON INCORPORATED

CHAIRMAN'S LETTER
NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

CHAIRMAN'S LETTER

March 15, 1996

Dear Snap-on Shareholder:

Allow me to take this opportunity to invite you to our Annual Meeting of Shareholders on FRIDAY, APRIL 26, 1996. We will be reviewing results from our record-setting 75th anniversary year, as well as discussing prospects for the future.

The location of the meeting is detailed on the Notice of Annual Meeting of Shareholders. Note that WE ARE RETURNING TO THE RACINE MARRIOTT this year. Directions are shown on page sixteen of this Proxy Statement.

We hope you will attend our Annual Meeting. Whether or not you plan to do so, you are encouraged to read the enclosed 1995 Annual Report and proxy materials. Please return your proxy cards early.

We look forward to renewing old acquaintances and meeting those of you attending for the first time.

Cordially,

Robert A. Cornog
CHAIRMAN OF THE BOARD OF DIRECTORS,
PRESIDENT AND CHIEF EXECUTIVE OFFICER
SNAP-ON INCORPORATED

SNAP-ON INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Snap-on Incorporated will be held at the Racine Marriott, 7111 Washington Avenue, Racine, Wisconsin on Friday, April 26, 1996 at 10:00 a.m.

MEETING PURPOSES:

1. TO ELECT THREE DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING.

2. TO AMEND AND RESTATE THE 1986 INCENTIVE STOCK PROGRAM.

3. TO CONSIDER AND TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. The only business the Board of Directors intends to present is set forth herein, and the Board knows of no other matters which will be brought before the Annual Meeting by any person or group; however, if any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

The Board of Directors has fixed the close of business on February 26, 1996 as the record date for the determination of shareholders entitled to receive notice of, and vote at, the Annual Meeting.

The Annual Report for the fiscal year ended December 30, 1995 is enclosed.

IMPORTANT: To ensure your representation at the Annual Meeting, you should complete and sign the proxy card found inside the address window pocket on the front of the envelope enclosing this material and return it in the enclosed envelope. All shareholders, even those planning to attend the Annual Meeting, are encouraged to return their proxy cards well in advance of the meeting so that the vote count will not be delayed. Shareholders may revoke their proxies and vote their shares in person at the Annual Meeting.

By Order of the Board of Directors.

March 15, 1996                                                Susan F. Marrinan
                                                              VICE PRESIDENT,
                                                              SECRETARY AND
                                                              GENERAL COUNSEL

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is supplied in connection with the proxy solicitation by the Board of Directors of Snap-on Incorporated for use at the Annual Meeting of Shareholders to be held on April 26, 1996, or any adjournment thereof. Messrs. Cornog, Farley and Rensi, listed as proxies on the enclosed proxy card, are Directors of the Corporation. This Proxy Statement and the proxy card were first mailed to shareholders on or about March 15, 1996.

The   Corporation  had  40,612,563  shares  of  common  stock  ("Common  Stock")
outstanding on February 26, 1996, and no other voting securities. Each share of record as of the February 26, 1996 record date will be entitled to one vote.

The affirmative vote of the holders of a plurality of the shares present in person or by proxy at the meeting is required to elect the Director candidates. The affirmative vote of the holders of a majority of the votes cast at the meeting is required to approve the amendment and restatement of the 1986 Incentive Stock Program, provided that a majority of the outstanding shares are voted on such proposal.

An automated system administered by the Corporation's transfer agent tabulates the votes. Abstentions and broker non-votes (which arise from proxies delivered by brokers and others where the broker has not received authority to vote on one or more matters) are each included in the determination of the number of shares present and voting and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and have the effect of a vote against the proposal, except in Director elections, where they have no effect. Broker non-votes have no effect on the votes concerning the election of Directors or the approval of the amendment and restatement of the 1986 Incentive Stock Program.

Execution and delivery of a proxy in response to this solicitation will not affect a shareholder's right to attend the meeting and to vote in person.
Presence at the meeting does not itself revoke a properly executed and previously delivered proxy. Each proxy granted may be revoked by the person giving it at any time before its exercise by giving written notice to such effect to the Corporation's Secretary or the Corporation's authorized representative or agents at the meeting or by execution and delivery of a subsequent proxy, except as to any matter upon which a vote has been cast pursuant to the authority conferred by such proxy prior to such revocation.

The expense of this solicitation of proxies will be paid by the Corporation. Initial solicitation will be by mail; however, Officers and other employees of the Corporation may make solicitations by mail, telephone, facsimile or in person. Brokerage houses, depositories, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their expenses. Morrow & Co., Inc. will aid in the solicitation of proxies for a fee of $7,000 plus expenses, which will be paid by the Corporation.

PROXY STATEMENT ITEM I

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation and the Bylaws of the Corporation give the Directors the authority to set the size of the Board of Directors at any number between five and fifteen members. The Board is currently set at nine members divided into three classes, with one class elected each year to serve for a three-year term.

SHARES REPRESENTED BY PROXIES WILL BE VOTED ACCORDING TO INSTRUCTIONS ON THE PROXY CARD. UNLESS THE PROXY CARD CLEARLY REFLECTS THAT A VOTE HAS BEEN WITHHELD, SHARES WILL BE VOTED TO ELECT MESSRS. BRINCKMAN, MEAD AND SCHNABEL. IF ANY NOMINEE SHOULD BE UNABLE TO SERVE, THE PROXIES WILL BE VOTED FOR SUCH PERSON DESIGNATED AS A REPLACEMENT BY THE BOARD.

NOMINEES FOR ELECTION TO SERVE UNTIL THE 1999 ANNUAL MEETING

Donald W. Brinckman - age 65. Mr. Brinckman has been a Director since 1992. He has been Chairman of the Board of Directors of Safety-Kleen Corp. since 1990 and served as its Chief Executive Officer from 1968 through 1994. He served as President of Safety-Kleen from 1968 to 1990 and from December, 1991 to May,
1993. Safety-Kleen is a recycler of automotive and industrial hazardous and non-hazardous fluids. Mr. Brinckman is also a Director of Johnson Worldwide Associates, Inc. and Paychex, Inc.

George W. Mead - age 68. Mr. Mead has been a Director since 1985. He has been Chairman of the Board of Consolidated Papers, Inc., a maker of paper products, since 1971. He was Chief Executive Officer of Consolidated Papers from 1971 through 1993. Mr. Mead is also a Director of Firstar Corporation.

Jay H. Schnabel - age 53. Mr. Schnabel has been a Director since 1989 and has been an employee of the Corporation since 1965. He has served as Senior Vice President - Diagnostics since April, 1994, and was Senior Vice President -
Administration from 1990 to April, 1994. He was Senior Vice President - Manufacturing and Research & Engineering from 1988 to 1990.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THESE DIRECTORS.

DIRECTORS CONTINUING TO SERVE UNTIL THE 1997 ANNUAL MEETING

Bruce S. Chelberg - age 61. Mr. Chelberg has been a Director since 1993. He has been Chairman of the Board and Chief Executive Officer of Whitman Corporation, a consumer goods company, since 1992 and prior thereto served as its Executive Vice President. He has served on Whitman's Board since 1988. Mr. Chelberg is also a Director of First Midwest Bancorp, Inc. and Northfield Laboratories, Inc.

Roxanne J. Decyk - age 43. Ms. Decyk has been a Director since 1993. She has been Vice President - Corporate Planning for Amoco Corporation since 1994. She was Vice President - Marketing and Sales - Polymers of Amoco Chemical Company from 1993 to 1994, and Vice President - Commercial and Industrial Sales from 1991 to 1993. Ms. Decyk served as Senior Vice President - Distribution from 1989 to 1991 at Navistar International Transportation Corporation. Ms. Decyk is also a Director of Material Sciences Corporation.

Arthur L. Kelly - age 58. Mr. Kelly has been a Director since 1978. He has been the managing partner of KEL Enterprises L.P., a holding and investment company, since 1982. He is a Director of Bayerische Motoren Werke (BMW) A.G., The Northern Trust Corporation, Deere & Company, Nalco Chemical Company and Tejas Gas Corporation.

DIRECTORS CONTINUING TO SERVE UNTIL THE 1998 ANNUAL MEETING

Robert A. Cornog - age 55. Mr. Cornog has been a Director since 1982. He was elected President, Chief Executive Officer, and Chairman of the Board of Directors of the Corporation in 1991. Previously, he was President of Macwhyte Company, a maker of wire rope and a subsidiary of Amsted Industries. Mr. Cornog is also a Director of Johnson Controls, Inc., Wisconsin Energy Corporation and Wisconsin Electric Power Company.

Raymond F. Farley - age 71. Mr. Farley has been a Director since 1988. He was Chief Executive Officer from 1988 and President from 1980 of S. C. Johnson & Son, Inc., a maker of home, personal-care, insecticide and specialty chemical products, until his retirement in 1990. Mr. Farley is also a Director of Hartmarx Corporation and Johnson Worldwide Associates, Inc.

Edward H. Rensi - age 51. Mr. Rensi has been a Director since 1992. He has been President and Chief Executive Officer of McDonald's U.S.A., a food service organization, since 1991 and served as President and Chief Operating Officer from 1984 to 1991. He is a Director of McDonald's Corporation.

BOARD COMMITTEES

The AUDIT COMMITTEE reviews the scope of the independent audit of the Corporation's books and records to determine the adequacy of the Corporation's accounting, financial and operating controls, recommends an independent auditor to the Board and considers whether proposals made by the Corporation's auditors to perform consulting services beyond the ordinary audit function might result in a loss of independence. This Committee also reviews Corporate policies concerning environmental, health and safety matters, and the Corporation's government contract program and related training, compliance and reporting. This Committee met twice in 1995. In addition, the Chairman of the Audit Committee, through powers delegated by the Board of Directors, reviewed certain financial information with the Corporation's management during the year. The members of this Committee are Messrs. Rensi - Chair, Chelberg, Kelly and Mead.

The BOARD AFFAIRS AND NOMINATING COMMITTEE makes recommendations to the Board regarding the size and composition of the Board, the number and responsibilities of Board Committees, the Board's tenure policy, qualifications of potential Board nominees, including those recommended by shareholders, and matters relating to corporate governance. This Committee met once in 1995. The members of this Committee are Messrs. Brinckman - Chair, Cornog and Kelly, and Ms. Decyk.

Any shareholder wishing to suggest a nominee for election to the Board of Directors at the 1997 Annual Meeting should submit a written recommendation to the Board Affairs and Nominating Committee, c/o Corporate Secretary, Snap-on Incorporated, 2801-80th Street, P.O. Box 1410, Kenosha, Wisconsin 53141-1410 by October 1, 1996. Additional requirements relating to shareholder nominations are contained in the Bylaws of the Corporation.

The EXECUTIVE COMMITTEE of the Board of Directors may exercise all of the powers of the Board in the management of the business and the affairs of the Corporation, subject to limitations found in the Restated Certificate of Incorporation, the Bylaws and applicable state laws. The Executive Committee acts in the interim between Board meetings. This Committee did not meet in 1995. The members of this Committee are Messrs. Cornog - Chair, Farley and Schnabel.

The FINANCE COMMITTEE discusses, analyzes and recommends to the Board appropriate actions regarding the Corporation's long-term financial objectives; capital structure; issuance of additional shares and the repurchase of currently issued and outstanding shares; type, amount and timing of long-term financing; dividend policy and the declaration of dividends; shareholder rights plan and other financial matters that it may deem appropriate to analyze and submit to the Board for consideration. This Committee met four times in 1995. The members of this Committee are Messrs. Kelly - Chair, Farley and Mead, and Ms. Decyk. Mr. Cornog is an EX OFFICIO member of this Committee.

The ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE makes recommendations to the Board regarding the Corporation's elected Officers, as well as compensation and incentive plans for the Directors and Chief Executive Officer. This Committee consults with the Chief Executive Officer on matters such as corporate organization, executive succession and the appropriate compensation for all other Officers. This Committee also has administrative authority for matters relating to incentive compensation plans, including the incentive stock program, employee stock ownership and director fee plans. This Committee met three times in 1995. The members of this Committee are Messrs. Farley - Chair, Brinckman, Chelberg and Rensi.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors met six times in 1995.

Currently, Directors who are not employees of the Corporation receive an annual retainer fee of $24,000. These Directors also receive an attendance fee of $1,250 for each regular or special Board meeting, $1,000 for each Committee meeting and $1,000 for each Board or Committee meeting by telephone. Committee chairs also receive an annual chairmanship fee of $4,000. Directors may elect to defer the receipt of all or a part of these fees through the Directors' 1993 Fee Plan. Amounts so deferred earn returns based upon rates of return under various investment vehicles. Under the terms of the Directors' 1993 Fee Plan, non-employee Directors receive a mandatory minimum of 25% and an elective maximum of up to 100% of their fees and retainer in shares of Common Stock based upon the fair market value of a share of Common Stock on the last day of the month in which such fees are paid. Directors may elect to defer receipt of all or a part of these shares, and such shares are maintained in a deferral account with the Corporation. Dividends on these deferred shares are automatically reinvested.

The Corporation maintains life insurance and accidental death and dismemberment policies for all non-employee Directors. Non-employee Directors who are not eligible to participate in another group health plan by virtue of employment may also participate at their own expense in the Corporation's group medical and prescription drug plans maintained for the Corporation's employees. The Corporation also reimburses all expenses incurred by Directors in connection with the conduct of the business of the Board. In addition, non-employee Directors currently receive an annual automatic grant of an option to purchase 1,000 shares of Common Stock pursuant to the terms of the 1986 Incentive Stock Program, which will increase to 2,000 shares annually if shareholders approve the proposal to amend and restate the 1986 Incentive Stock Program at the Annual Meeting. The exercise price of the option shares is equal to the closing price on the New York Stock Exchange on the date of grant. The date of grant is the date of the Annual Meeting.

All Directors attended at least 75% of the aggregate number of the meetings of the Board and the Board Committees of which they were members.

INFORMATION CONCERNING SECURITY OWNERSHIP

FMR Corp., 82 Devonshire Street, Boston, MA, a parent holding company, and related persons have reported on a Schedule 13G filed on February 14, 1996 for fiscal year 1995 the beneficial ownership of 6,046,353 shares of Common Stock, representing 14.95% of the total shares outstanding.

INVESCO Capital Management, Inc., INVESCO North American Group, Ltd., INVESCO Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc. and INVESCO PLC, 11 Devonshire Square, London, England, the parent holding company, together have reported on a Schedule 13G filed on February 13, 1996 for fiscal year 1995 that they are the beneficial owners of 2,347,300 shares of Common Stock, representing 5.80% of the total shares outstanding.

The Corporation knows of no other person or group who is the beneficial owner of more than 5% of its Common Stock.

Table 1 shows the number of shares of Common Stock held by each Director and by each of the Executive Officers shown in Table 2, as well as the total number of shares held by all current Directors and Executive Officers as a group as of February 26, 1996.

TABLE 1:  SECURITY OWNERSHIP OF MANAGEMENT

                         Shares        Option
Beneficial Owner        Owned(1)      Shares(2)
--------------------  ------------  -------------
Robert A. Cornog            26,339        255,955
Branko M. Beronja           12,125         50,378
Donald W. Brinckman          8,191          3,000
Bruce S. Chelberg            1,402          2,000
Roxanne J. Decyk             1,499          2,000
Raymond F. Farley           17,048          7,000
Donald S. Huml               4,000         43,666
Arthur L. Kelly              9,239          7,000
George W. Mead               6,925          7,000
Michael F.
 Montemurro                 12,590         64,030
Edward H. Rensi              5,027          1,734
Jay H. Schnabel              9,980         62,648
All current
 Directors and
 Executive Officers
 as a group (15
 persons)                  193,965        582,838

The above amounts include shares owned by spouses and minor children. None of the named individuals beneficially owns more than 1% of the outstanding Common Stock. As a group, the Directors and Executive Officers beneficially own approximately 1.9% of the outstanding Common Stock, including option shares.

(1) Includes (a) shares of stock the receipt of which has been deferred by certain non-employee Directors pursuant to the Directors' 1993 Fee Plan and
    (b) share units credited to certain Executive Officers in respect of compensation deferred under the Deferred Compensation Plan (the "Deferred Plan"). The number of share units credited to an Executive Officer under the Deferred Plan is based upon the fair market value of a share of Common Stock on the date the units are credited, and the value of share units at a later date when compensation is paid under the Deferred Plan or an Executive Officer disposes of share units under the Deferred Plan will be based upon the fair market value of a share of Common Stock at such later date. All such shares are included in the reports filed by such Executive Officers and Directors under Section 16 of the Securities Exchange Act of 1934, as amended.

(2) Represents shares that the individual has the right to acquire pursuant to options that are currently exercisable or exercisable within 60 days.

ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

During the 1995 fiscal year, the Organization and Executive Compensation Committee of the Board of Directors (the "Committee"), a body composed entirely of independent non-employee Directors, provided oversight regarding the
Corporation's executive compensation programs in order to further the Corporation's compensation objectives and philosophy. In accordance with its charter, one of the principal responsibilities of the Committee is to provide recommendations to the Board concerning the appropriate level of executive compensation.

COMMITTEE APPROACH. The Committee's overall approach to executive compensation is designed to establish a performance orientation so that compensation levels will vary based upon corporate and individual performance. All Executive Officers are assigned to management tiers based on their roles and the impact of their positions in order to link pay levels to market practices for comparable positions.

COMPENSATION-RELATED COMMITTEE ACTIVITIES.  For 1995, the Committee employed  W.
T. Haigh & Company, Inc., an independent outside consulting firm specializing in executive compensation, to conduct a study to determine market pay levels of comparable positions. This study compared the compensation levels of Executive Officers with those of comparable positions in a comparator group of companies with the following characteristics: business profile similar to the Corporation's, comparable to the Corporation in size as defined by revenues, global in scope, recognized as industry leaders, and well-managed professional organizations. Because the Corporation believes that its competitors for executive talent include all types of industrial companies, the comparator group of companies was not limited to the companies included in the industry indices used in the performance graphs in this Proxy Statement. The result of this study provided the Committee with competitive compensation data against which the Committee established and monitored compensation based on performance.

ELEMENTS OF  COMPENSATION.   The  Corporation's executive  compensation  program
consists of three elements: Base Salary, Annual Incentives and long-term compensation in the Incentive Stock Program.

BASE SALARY. In determining the appropriate base salaries for Executive Officers, the Committee targeted base salaries at the median of comparator companies in the W. T. Haigh & Company, Inc. study. The Committee also considered such factors as experience, leadership and individual performance. These factors were not ranked or weighted in any particular way.

In 1995, Mr. Cornog's base salary was raised from $480,000 to $530,000 based upon his leadership and direction and his ability to motivate employees. At that level, Mr. Cornog's base salary continued to approximate the median for the comparator companies.

ANNUAL INCENTIVE PLAN. The Corporation has an Annual Incentive Plan for its Executive Officers. The Board of Directors, based on the Committee's recommendation, approves percentage targets for threshold, target and maximum annual achievement levels under the Plan to recognize increases in sales, return on net assets employed before interest and taxes

("RONAEBIT"), and earnings per share growth. These percentages, if earned, are applied to participants' base compensation.

The three components are equally weighted with a maximum potential payout of 150% of base salary for the Chief Executive Officer and 120% of base salary for other Named Executive Officers. The maximum potential payout for each of the Named Executive Officers is intended to provide a bonus opportunity at the 75th percentile for the comparator group of companies described above.

For 1995, the following percentages were paid:

                             Sales Growth     RONAEBIT       EPS Growth
                             ------------  ---------------  ------------
CEO                                37.5%          24.8%           50.0%
Other Named Executive
 Officers                          30.0%          19.9%           40.0%

Based upon these measures, Mr. Cornog received a bonus of $578,897 for 1995. The payment to the Chief Executive Officer with respect to the sales growth component represents payment at a level between the target and maximum levels, the payment with respect to the RONAEBIT component represents payment at approximately the target level, and the payment with respect to the EPS Growth Component represents payment at the maximum level.

INCENTIVE STOCK PROGRAM AND STOCK OWNERSHIP. The 1986 Incentive Stock Program ("ISOP") is a long-term incentive plan designed to link the contributions of key employees to shareholder value. In recognition of the contributions and services provided by individual employees, the ISOP authorizes, among other things, the grants of incentive and non-qualified stock options to Executive Officers and other key employees to purchase shares of Common Stock at 100% of fair market value on the date of grant. The Committee recommends to the Board of Directors the number of options to be granted to the Chief Executive Officer and determines the number of options to be granted to the other Executive Officers and key employees.

In granting stock options, the Committee takes into account the executive's level of responsibility and past contributions as well as the practices of the comparator group of companies described above. The Committee's objective is to grant stock options at a level approximating the 75th percentile of comparator group practices. For purposes of this comparison, the Committee considers the relationship between the current market value of shares underlying a grant of options relative to an executive's base salary, and takes into account the frequency of and the vesting schedule for grants. Based on these criteria, in 1995 the Committee granted Mr. Cornog options under the ISOP to purchase 125,000 shares which vest over time. Stock options were also granted to the other Named Executive Officers in 1995 as reported in the Summary Compensation Table and in the Option Grants Table.

Based upon the recommendation of W. T. Haigh & Company, Inc. and in accordance with the Corporation's belief in aligning the interests of executive officers with those of shareholders, the Committee has established guidelines for levels of stock ownership to be acquired over a five-year period commencing in the 1995 fiscal year. These guidelines will apply to a group of key executives, including the Chief Executive Officer and the other Named Executive Officers. For the Chief Executive Officer, the minimum stock ownership guideline is three times base salary, and for the other Named Executive Officers it is one and one-half times base salary. While compliance with these guidelines is voluntary, the Committee believes that encouraging ownership will significantly benefit the Corporation and shareholders.

The Committee believes that the provisions of Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain executive compensation, will not adversely affect the Corporation based upon the compensation payable to the Named Executive Officers in 1995. Therefore, the Committee has not adopted any policy concerning this limitation, but will continue to evaluate Section 162(m) of the Internal Revenue Code in future years.

RAYMOND F. FARLEY, CHAIRMAN
DONALD W. BRINCKMAN
BRUCE S. CHELBERG
EDWARD H. RENSI

Table 2 shows the total cash compensation paid, payable and/or accrued for services rendered during the 1995, 1994 and 1993 fiscal years to each of the five most highly compensated Executive Officers.

TABLE 2:  SUMMARY COMPENSATION TABLE

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long Term
                                                                                              Compensation
                                                                                                    Awards
                                                           Annual Compensation                  Securities
                                                                               Other Annual     Underlying          All Other
Name and Principal Position             Year  Salary ($)       Bonus ($)   Compensation ($)     Options(#)   Compensation ($)
Robert A. Cornog                        1995  515,354         578,897                     0        125,000                  0
Chairman, President and                 1994  466,667         342,534                     0              0                  0
Chief Executive Officer                 1993  416,583         386,880                     0        103,674                  0
Snap-on Incorporated

Branko M. Beronja                       1995  206,851         185,876                     0         31,000                  0
President-North American                1994  188,219         115,134                     0              0                  0
Operations                              1993  177,175          89,934                     0         20,970                  0
Snap-on Tools Company

Donald S. Huml                          1995  265,333         238,428                     0         31,000                  0
Senior Vice President-Finance           1994   86,667          65,000                     0         25,000            100,000
and Chief Financial Officer             1993        0               0                     0              0                  0
Snap-on Incorporated

Michael F. Montemurro                   1995  210,562         189,211                     0         31,000                  0
Senior Vice President-Financial         1994  200,685         122,759                     0              0                  0
Services and Administration             1993  185,208         143,332                     0         32,475                  0
Snap-on Incorporated

Jay H. Schnabel                         1995  207,000         186,010                     0         31,000                  0
Senior Vice President-                  1994  190,000         116,223                     0              0                  0
Diagnostics                             1993  170,817         132,195                     0         28,599                  0
Snap-on Incorporated

TABLE 3:  OPTION GRANTS IN LAST FISCAL YEAR

                     OPTION GRANTS IN LAST FISCAL YEAR
              Number of     % of Total
             Securities        Options
             Underlying     Granted to                                Grant
                Options      Employees  Exercise or                    Date
                Granted      in Fiscal   Base Price   Expiration    Present
Name               +(#)           Year       ($/Sh)         Date    Value**
----------  -----------  -------------  -----------  -----------  ---------
Cornog          125,000          25.0%      $31.375     01/27/05   $867,500
Beronja          31,000           6.2%      $31.375     01/27/05   $215,140
Huml             31,000           6.2%      $31.375     01/27/05   $215,140
Montemurro       31,000           6.2%      $31.375     01/27/05   $215,140
Schnabel         31,000           6.2%      $31.375     01/27/05   $215,140

+On 1/27/95 options were granted to Named Executive Officers. One-third of these options became exercisable on 1/27/95, one-third became exercisable on 1/27/96, and the remaining one-third will become exercisable on 1/27/97.

**The estimated  grant  date per-share  present  value under  the  Black-Scholes
Option Pricing Model is $6.94. The material assumptions and adjustments incorporated in the Black-Scholes Model in estimating the value of the options reflected in the above table include the following: an exercise price of the option ($31.375) equal to the fair market value of the underlying stock on the date of grant; an option term of ten years; exercise immediately prior to expiration or earlier termination; an interest rate (7.8%) that represents the interest rate on a U. S. Treasury security with a maturity date corresponding to that of the option term; volatility (21.2%) calculated using daily stock prices for the one-year period prior to the grant date; dividends at the rate of $1.08 per share, representing the annualized dividends paid with respect to a share of Common Stock as of the date of grant; and a (8.9%) reduction to reflect the probability of forfeiture due to termination prior to vesting and a (19.3%) reduction to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. There is no adjustment for nontransferability. The ultimate values of the options will depend on the future market price of the Corporation's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Common Stock over the exercise price on the date the option is exercised.

TABLE 4: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION
VALUES

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION VALUES
                                           Number of
                                          Securities             Value of
                                          Underlying          Unexercised
                                         Unexercised         In-the-Money
                                          Options at           Options at
                   Shares      Value      FY-End (#)          FY-End ($)+
              Acquired on   Realized    Exercisable/         Exercisable/
Name         Exercise (#)        ($)   Unexercisable        Unexercisable
-----------  ------------  ---------  --------------  -------------------
Cornog                  0         $0  214,288/83,334  2,755,054/1,156,259
Beronja                 0         $0   40,045/20,667      543,848/286,754
Huml                    0         $0   35,333/20,667      355,870/286,754
Montemurro            500    $10,876   54,397/20,667      738,252/286,754
Schnabel                0         $0   52,315/20,667      696,289/286,754

+The closing price on December 29, 1995, the Friday prior to the fiscal year-end, was $45.25. This amount was used to calculate the value of unexercised options with an exercise price of less than $45.25.
EXECUTIVE AGREEMENTS
Historically, the Corporation has entered into agreements with its Officers, including each of the five Named Executive Officers, which provide for continued compensation and benefits in the event of a change of control of the Corporation as defined in the agreements. The agreements are for one-year terms and are automatically extended from year to year unless notice is given; PROVIDED, HOWEVER, that upon a change of control, the agreements continue for a twenty-four month period. These agreements were amended and restated on January 26, 1996.

In the event of a change of control, upon termination without cause or constructive termination in anticipation of or within two years following such change of control or voluntary termination between twelve and eighteen months following the change of control, each of Messrs. Cornog, Beronja, Huml, Montemurro and Schnabel will receive a lump-sum payment equal to three times the sum of his highest base salary rate in effect during the three-year period immediately prior to termination of employment and an amount intended to approximate his highest annual bonus opportunity or payment during the year of termination or during the three-year period immediately prior to termination of employment or prior to the change of control.

In addition, the agreements provide for the Executives to receive health and life insurance benefits substantially similar to those received immediately prior to the change of control (or termination of employment if benefits have increased) for a three-year period subsequent to termination of employment, subject to a reduction upon receipt of comparable benefits from subsequent employment.

In the event that payments under the agreements are subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986 as amended, the Executives will receive a gross-up payment equal to the amount of the excise tax.

                                *  *  *  *  *  *

Table 5 shows estimated covered compensation for representative Average Pay and Years of Credited Service before reductions for early retirement.

TABLE 5:  PENSION PLAN TABLE

            Annual  compensation based  on the pension  plan formula with  the years of service indicated,  including  amounts which  would  be payable  under  the
            Administrative  and  Field  Employee Pension  Plan  based  upon limitations imposed by Internal Revenue  Code Section 415 for  amounts payable in  1995 for  participants age 65,  and also based  upon the Supplemental Retirement
            Plan.
                                         Years of Service
Average     ---------------------------------------------------------------------------
Annual              5         10         15         20         25         30         35
Earnings        Years      Years      Years      Years      Years      Years      Years
----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
$  150,000  $  11,768  $  23,535  $  35,303  $  47,070  $  58,838  $  70,605  $  82,373
$  200,000     15,893     31,785     47,678     63,570     79,463     95,355    111,248
$  250,000     20,018     40,035     60,053     80,070    100,088    120,105    140,123
$  300,000     24,143     48,285     72,428     96,570    120,713    144,855    168,998
$  400,000     32,393     64,785     97,178    129,570    161,963    194,355    226,748
$  500,000     40,643     81,285    121,928    162,570    203,213    243,855    284,498
$  600,000     48,893     97,785    146,678    195,570    244,463    293,355    342,248
$  700,000     57,143    114,285    171,428    228,570    285,713    342,855    399,998
$  800,000     65,393    130,785    196,178    261,570    326,963    392,355    457,748
$  900,000     73,643    147,285    220,928    294,570    368,213    441,855    515,498
$1,000,000     81,893    163,785    245,678    327,570    409,463    491,355    573,248
$1,100,000     90,143    180,285    270,428    360,570    450,713    540,855    630,998
$1,200,000     98,393    196,785    295,178    393,570    491,963    590,355    688,748
$1,300,000    106,643    213,285    319,928    426,570    533,213    639,855    746,498
$1,400,000    114,893    229,785    344,678    459,570    574,463    689,355    804,248

ADMINISTRATIVE AND FIELD EMPLOYEE PENSION PLAN

The Corporation's Administrative and Field Employee Pension Plan (the "Pension Plan") is a qualified noncontributory defined benefit plan. No specific contribution by the Corporation is calculated with respect to the Named Executive Officers.

The Pension Plan covers administrative and field employees and provides, at the normal retirement age of 65, that the retirement benefits will be calculated using the following benefit formula: (a) 1.2% times Average Pay times Years of Credited Service plus (b) 0.45% times [Average Pay minus Social Security Covered Compensation] times Years of Credited Service. "Average Pay" is the average annual earnings during the five highest consecutive calendar years and generally includes base salary and bonus amounts paid to an individual in a given year. "Social Security Covered Compensation" is the average of the Social Security Maximum Taxable Wage Base (according to federal regulations) for each calendar year to age 65. "Years of Credited Service" is the number of years and fractional number of years of continuous employment up to 35 years. The most commonly chosen payout provision is a 100% pension payout with a five-year certain period in the event of death, and thereafter a 50% yearly payout to the surviving spouse. Two other actuarial equivalent optional forms of payout are available.

SUPPLEMENTAL RETIREMENT PLAN

Elected Officers of the Corporation, who are members of the Pension Plan, currently participate in a Supplemental Retirement Plan. The Supplemental Retirement Plan is a nonqualified excess benefit and supplemental retirement plan as defined by Sections 3(36) and 201(2) of the Employee Retirement Income Security Act (ERISA).

Under the Supplemental Retirement Plan the difference, if any, between the full amount of retirement income due under the Pension Plan formula and the amount of retirement income payable under applicable I.R.S. or ERISA limitations is paid to Supplemental Retirement Plan participants. Qualified retirement plan compensation is currently limited to $150,000 per annum per retiree by Section 401(a)(17) of the Internal Revenue Code.

The Corporation has entered into an agreement with Mr. Cornog to credit him two years of service for every year worked, rather than the one-year arrangement under the Pension Plan. Additionally, Mrs. Cornog will receive a minimum annual retirement benefit of $50,000 for her lifetime in the event Mr. Cornog dies prior to accruing an annual benefit of $100,000 under the terms of the Supplemental Retirement Plan.

As of February 26, 1996, the years of credited service for the Officers in Table 2 are: Mr. Cornog, 9 years; Mr. Beronja, 32 years; Mr. Huml, 1 year; Mr. Montemurro, 25 years and Mr. Schnabel, 30 years.

PERFORMANCE GRAPHS

Pursuant to the requirements of the Securities and Exchange Commission, the Corporation has included below a graph of the Corporation's cumulative total shareholder return, which measures the returns on stock with dividends reinvested. While cumulative total shareholder return is one measure of corporate performance, the Corporation has also included another graph of a financial measure used by the Corporation: return on net assets employed before interest and taxes ("RONAEBIT"). This return measures pre-tax and pre-interest expense return on net assets (total assets less each and all non-interest bearing liabilities). This performance measure is also used as a component of the Incentive Compensation Plan for the Corporation's Executive Officers, as discussed in the Organization and Executive Compensation Committee Report on Executive Compensation on pages five and six. The total shareholder return table and graph below illustrate the Corporation's performance compared to (i) the Standard & Poor's 500 Stock Index, (ii) the companies currently in the Standard & Poor's Hardware and Tool Index (the "Tool Index") and (iii) the companies currently in the Standard & Poor's Auto Parts -- Aftermarket Industry Index (the "Auto Parts Index"), which is an index the Corporation has used in prior years. The Corporation has selected the Tool Index as a different index because the Corporation believes the Tool Index includes companies whose businesses are more like those of the Corporation than the companies currently reflected in the Auto Parts Index. The RONAEBIT graph and table below illustrate the Corporation's performance compared to the companies in the Tool Index.

TOTAL SHAREHOLDER RETURN(1)
SNAP-ON INCORPORATED

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              SNAP-ON     S & P 500      HARDWARE & TOOLS     AUTO PARTS
FYE 1990         100.00        100.00                100.00         100.00
FYE 1991         105.53        130.34                135.89         183.43
FYE 1992         105.65        140.25                141.15         230.72
FYE 1993         131.30        154.32                160.38         268.10
FYE 1994         118.74        156.42                157.04         233.90
FYE 1995         166.07        214.99                230.16         289.09

    Fiscal Year          Snap-on                               Auto Parts
      Ending(2)       Incorporated     S&P 500    Tool Index      Index
--------------------  -------------  -----------  -----------  -----------
December 31, 1990       $  100.00     $   100.00   $  100.00    $  100.00
December 31, 1991          105.53         130.34      135.89       183.43
December 31, 1992          105.66         140.25      141.15       230.72
December 31, 1993          131.30         154.32      160.38       268.10
December 31, 1994          118.74         156.42      157.04       233.90
December 31, 1995          166.07         214.99      230.16       289.09

(1) ASSUMES $100 INVESTED ON THE LAST DAY OF DECEMBER, 1990 AND DIVIDENDS ARE REINVESTED QUARTERLY.

(2) ALTHOUGH THE CORPORATION'S FISCAL YEAR ENDS ON THE SATURDAY CLOSEST TO DECEMBER 31 OF EACH YEAR, DECEMBER 31 IS USED FOR EASE OF CALCULATION.

RETURN ON NET ASSETS EMPLOYED BEFORE INTEREST AND TAXES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            SNAP-ON      HARDWARE & TOOLS
1990            23.3%                 18.8%
1991            19.1%                 16.1%
1992            15.1%                 12.8%
1993            17.1%                 14.5%
1994            18.7%                 16.7%
1995            21.1%

                                            Snap-on
Fiscal Year Ending(2)                    Incorporated     Tool Index(1)
-------------------------------------  -----------------  --------------
December 31, 1990                              23.3%           18.8%
December 31, 1991                              19.1%           16.1%
December 31, 1992                              15.1%           12.8%
December 31, 1993                              17.1%           14.5%
December 31, 1994                              18.7%           16.7%
December 31, 1995                              21.1%          --(3)

(1) THE TOOL INDEX RETURN ON NET ASSETS EMPLOYED BEFORE INTEREST AND TAXES PERCENTAGES FOR EACH YEAR IS AN AVERAGE OF THE COMPANIES IN THE TOOL INDEX.

(2) ALTHOUGH THE CORPORATION'S FISCAL YEAR ENDS ON THE SATURDAY CLOSEST TO DECEMBER 31 OF EACH YEAR, DECEMBER 31 IS USED FOR EASE OF CALCULATION.

(3) INFORMATION CURRENTLY UNAVAILABLE.

PROXY STATEMENT ITEM II

PROPOSAL TO AMEND AND RESTATE THE 1986 INCENTIVE STOCK PROGRAM

The Corporation is seeking shareholder approval of amendments to the Corporation's 1986 Incentive Stock Program as previously amended (the "Existing Plan") in the form of the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program which is attached to this Proxy Statement as Appendix A (the "Amended Plan"). The Corporation's shareholders approved the Existing Plan in 1986 and approved amendments to the Existing Plan in 1989. Although shares remain available for awards under the Existing Plan, the Existing Plan would expire in 1996 absent further shareholder action. The Corporation has chosen to propose, in the form of the Amended Plan, an extension of the Existing Plan, an increase in the shares authorized under the Existing Plan and certain other amendments to the Existing Plan so that the Corporation can present to shareholders an equity incentive plan that, in large part, shareholders have previously approved, rather than presenting a new plan.

The purpose of the Amended Plan is to attract and retain outstanding people as Officers and key employees of the Corporation and its subsidiaries and affiliates and to furnish incentives to such persons by providing such persons opportunities to acquire shares of Common Stock ("Shares") or monetary payments based on the value of the Common Stock or the financial performance of the Corporation, or both. In addition, by encouraging stock ownership by Directors who are not employees of the Corporation or its affiliates, the Corporation seeks to attract and retain on the Board of Directors persons of exceptional competence and to provide a further incentive to serve as a Director.

The following is a summary description of the Amended Plan and the principal amendments to the Existing Plan that are reflected in the Amended Plan, which is qualified in its entirety by reference to the full text of the Amended Plan. Among other things, the Amended Plan reflects the following: (i) up to 4,000,000 Shares may be issued under the Amended Plan after the date of shareholder approval of the Amended Plan, including Shares subject to awards that are outstanding under the Existing Plan immediately prior to such approval (as of February 26, 1996, 40,612,563 Shares were outstanding in total); (ii) in no case may the price of options granted under the Amended Plan be less than 100% of the fair market value of the Shares on the date of grant; (iii) not more than 200,000 Shares may be issued as restricted stock under the Amended Plan after the date of shareholder approval of the Amended Plan; and (iv) provisions to enable the Corporation to deliver benefits under the Amended Plan that could qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

ADMINISTRATION AND ELIGIBILITY

The Amended Plan is required to be administered by a committee of the Board of Directors of the Corporation composed of not less than two Directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more Senior Officers of the Corporation any or all of the authority and responsibility of the Committee with respect to benefits to participants other than participants who are subject to the provisions of Section 16 of the Exchange Act (generally, Executive Officers of the Corporation) ("Section 16 Participants") at the time any such delegated authority or responsibility is exercised. The Committee is responsible for determining the employees to be granted benefits under the Amended Plan and has the power and authority to determine the types of benefits to be granted to each participant, the number of Shares and/or monetary payments to be covered by benefits granted to participants, and any terms and conditions of any benefit granted to a participant. In addition, subject to certain exceptions, the Committee may modify or amend any award under the Amended Plan or waive any restrictions or conditions applicable to any award.

Participants in the Amended Plan will consist of the Officers or other key employees of the Corporation and its affiliates as the Committee in its sole discretion may designate from time to time. As of December 30, 1995, approximately 1,250 employees of the Corporation and its affiliates held awards under the Existing Plan. In addition to key employees, each non-employee Director of the Corporation is automatically entitled, as described below, to receive option grants under the Amended Plan.

AWARDS UNDER THE AMENDED PLAN; AVAILABLE SHARES

The Amended Plan authorizes the granting to key employees of the following types of awards, all of which are discussed in more detail below: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("ISOs") or nonqualified stock options; (b) stock appreciation rights ("SARs"); (c) restricted stock; (d) bonus shares; (e) performance shares; and (f) performance units. With the exception of bonus shares, the Committee has had the authority to grant all of these types of awards under the Existing Plan since 1986, although historically awards under the Existing Plan have generally been in the form of stock options. The Amended Plan also provides for the automatic grant of nonqualified options to non-employee Directors of the Corporation.

The Amended Plan provides that up to 4,000,000 Shares may be issued under the Amended Plan after the date of shareholder approval of the Amended Plan, consisting of Shares (i) newly authorized effective upon such approval, (ii) previously authorized under the Existing Program and available for the granting of benefits immediately prior to such shareholder approval and (iii) subject to awards that are outstanding under the Existing Plan immediately prior to such approval.

As of December 30, 1995, 1,665,828 Shares were subject to outstanding options under the Existing Plan and 1,261,593 shares of Common Stock remained available for the granting of additional awards under the Existing Plan. Thus, if shareholders had approved the Amended Plan as of December 30, 1995, then the number of newly authorized Shares under the Amended Plan would have been 1,072,579. To the extent awards outstanding as of December 30, 1995 are exercised or vest prior to shareholder approval of the Amended Plan, the number of newly authorized Shares under the Amended Plan will increase. As of February 26, 1996, 40,612,563 total shares of Common Stock were issued and outstanding. Additionally, as of December 30, 1995, 189,198 shares of Common Stock were reserved for issuance under the Directors' 1993 Fee Plan, which is the other plan of the Corporation that provides for the issuance of Common Stock to Directors and is discussed above under the caption "Information Concerning the Board of Directors and Board Committees."

Not more than 200,000 Shares may be issued as restricted stock after the date of shareholder approval of the Amended Plan. No participant can be granted benefits under the Amended Plan that could result in the participant (i) receiving in any single fiscal year of the Corporation options for, and/or SARs with respect to, more than 300,000 Shares, (ii) receiving benefits in any single fiscal year of the Corporation relating to more than 150,000 Shares of restricted stock, (iii) receiving more than 150,000 performance shares in respect of any applicable performance period or (iv) receiving performance units exceeding $1,000,000 in value in respect of any applicable performance period.

If there is a lapse, expiration, termination or cancellation of any award granted under the Amended Plan (including awards outstanding under the Existing Plan on the date shareholders approve the Amended Plan) without the issuance of Shares or payment of cash thereunder (except with respect to performance shares and performance units as described below), if Shares are issued under any award and thereafter are reacquired by the Corporation pursuant to rights reserved on the issuance of the award or if previously owned Shares are delivered to the Corporation in payment of the exercise price of an award, then the Shares subject to, reserved for or delivered in payment in respect of such award may again be used for new options or other awards of any sort authorized under the Amended Plan.

TERMS OF AWARDS

OPTION AWARDS TO KEY EMPLOYEES. Options granted under the Amended Plan to key employees may be either ISOs or nonqualified stock options. The Committee will fix the prices at which stock options may be exercised, but in no case may the price be less than 100% of the fair market value of the Shares on the date of grant. ISOs will be exercisable over not more than ten years after the date of grant, and nonqualified options will be exercisable as determined by the Committee over not more than 15 years after the date of grant. The Amended Plan gives the Committee broad authority to determine the consequences on option grants of a participant's termination of employment, including termination by death. The Committee also has the authority to allow a participant to purchase Shares under options in installments, by delivering a promissory note, by delivering cash or other Shares of equivalent value or by utilizing a broker-assisted cashless exercise procedure. Further, the

Amended Plan expressly gives the Committee the authority to include in any option award a provision entitling a participant to further options if the participant exercises options by surrendering previously acquired Shares. Any such replacement options will be nonqualified, be exercisable at a price not less than 100% of the value of the Shares on the date the replacement options are granted, be for a number of Shares equal to the number of Shares surrendered and only become exercisable if the participant holds, for a minimum period of time prescribed by the Committee, the Shares the participant acquired upon the exercise in connection with which the replacement options were issued.

STOCK APPRECIATION RIGHTS. The Amended Plan authorizes the granting of stock appreciation rights separate from or in tandem with options or other awards granted under the Amended Plan. Each SAR permits the holder to receive an amount equal to the difference between the fair market value of one Share over the grant price of the SAR as specified by the Committee which, unless otherwise determined by the Committee, will be 100% of the fair market value of a Share determined on the date of grant of the SAR. The Committee has the authority to determine the term, methods of exercise, methods of settlement (including whether payment will be in cash, Shares, other securities, other benefits under the Amended Plan or other property) and any other terms and conditions of any SAR.

RESTRICTED STOCK/BONUS SHARES/DEPOSIT SHARE PROGRAM. The Amended Plan authorizes the Committee to issue restricted stock to participants, with or without payment therefor, as additional compensation or in lieu of other compensation. The Committee can impose restrictions on sale or other disposition of restricted stock and rights of the Corporation to reacquire such stock.
Without limitation, the Committee may provide that restricted stock may be subject to forfeiture if the Corporation or the participant fails to achieve certain goals established by the Committee over a designated period of time. The goals established by the Committee may relate to any one or more of the following: revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes, and/or economic value added (collectively, the "Specified Performance Criteria") and/or, in the case of participants other than Section 16 Participants, other goals established by the Committee.

The Amended Plan also authorizes the Committee to provide participants the opportunity to elect to receive Shares as "Bonus Shares" in lieu of a portion or all of cash bonuses under the Corporation's incentive compensation programs and/or increases in base compensation. Such Bonus Shares are to be issued in an amount equal to the dollar amount of compensation a participant elects to receive in Shares divided by the fair market value of a Share as of the date the cash compensation would otherwise be payable. The Committee is also authorized to establish a "Deposit Share Program" in connection with the delivery of Bonus Shares to provide an incentive to participants to acquire and retain Shares. Under such a program, participants wishing to earn restricted stock in tandem with Bonus Shares would deposit Bonus Shares with the Corporation and comply with rules relating to the program, in which case the Corporation would match any Bonus Shares a participant has deposited at a rate determined by the Committee up to one Share of restricted stock for each Share deposited. The matching restricted stock will vest as provided by the Committee.

PERFORMANCE SHARES. The Committee may grant performance shares to a participant representing Shares that the participant may earn in whole or in part if the Corporation or the participant achieves certain goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Corporation, but not in any event more than five years. The goals established by the Committee may relate to the Specified Performance Criteria and/or, in the case of participants other than Section 16 Participants, such other goals as may be established by the Committee in its discretion. The Committee has the discretion to satisfy an obligation to deliver performance shares by delivery of less than the number of Shares earned together with a cash payment equal to the then fair market value of the Shares not delivered, in which case the number of Shares reserved for issuance under the Amended Plan will be reduced only by the number of Shares actually delivered.

PERFORMANCE UNITS. The Committee may grant performance units to a participant representing monetary units that the participant may earn in whole or in part if the Corporation or the participant achieves certain goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Corporation, but not in any event more than five years. The goals established by the Committee may relate to one or more of the Specified Performance Criteria and/or, in the case of participants other than Section 16 Participants, such other goals as may be established by the Committee in its discretion. Payment of performance units earned may be in cash or in Shares or in a combination of both, as determined by the Committee, but the number of Shares reserved for issuance under the Amended Plan will be reduced only by the number of Shares delivered in payment of performance units.

OPTION AWARDS TO NON-EMPLOYEE DIRECTORS. Each Director who is not also an employee of the Corporation (including members of the Committee) and who is a Director on the date of the Annual Meeting of Shareholders of the Corporation during the term of the Amended Plan, including the upcoming Annual Meeting, will automatically be granted on each such meeting date a nonqualified stock option for the purchase of 2,000 Shares at a purchase price equal to 100% of the fair market value of the Shares on the date each such option is granted. Such options are exercisable for ten years from the date of grant and terminate six months after a Director ceases to serve as a Director, except that, subject to the maximum term of ten years, as to any Director who upon termination of service is at least age 65 or has completed six years of service, the Director's options terminate three years after termination of service. Further, subject to the maximum term of ten years, the Committee may amend the option termination provision as to any Director options by action taken after the holder of the Director options ceases to be a Director. Finally, the Amended Plan allows Directors to pay the exercise price under options in the manner described above with respect to options granted to employees.

AMENDMENT AND TERMINATION

No award may be granted under the Amended Plan more than ten years after shareholders approve the Amended Plan. The Board may at any time amend or terminate the Amended Plan, but the provisions relating to the issuance of options to non-employee Directors cannot be amended more than once every six months other than to comport with changes in the Internal Revenue Code or federal laws relating to retirement plans. Further, the Amended Plan cannot be amended without shareholder approval if such approval is required by the rules and/or regulations under Section 16 of the Exchange Act, the Internal Revenue Code or the requirements of the New York Stock Exchange.

OTHER PROVISIONS

TRANSFERABILITY.   Each  award  granted  under the  Amended  Plan  will  not  be transferable other than by will or the laws of descent and distribution, except as otherwise provided by the Committee.

ADJUSTMENTS; CHANGE OF CONTROL. If the Corporation changes the number of issued Shares without new consideration to the Corporation (such as by stock dividends or stock splits), then the total number of Shares reserved for issuance under the Amended Plan and the number of Shares covered by each outstanding award will be adjusted so that the aggregate consideration payable to the Corporation and the value of each award will not be changed. The Committee also has the right to provide for the continuation of awards or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence. Further, without affecting the number of Shares otherwise available for issuance under the Amended Plan, the Committee may authorize the issuance or assumption of benefits of the type contemplated by the Amended Plan in connection with any merger, consolidation, acquisition or reorganization.

Finally, the Amended Plan provides for certain automatic treatment of outstanding awards under the Amended Plan in the event of a "change of control" of the Corporation. Unless otherwise excluded under the Amended Plan, a "change of control" occurs if (i) any person (other than the Corporation or any of its subsidiaries, a trustee or other fiduciary holding securities for an employee benefit plan of the Corporation or any of its subsidiaries, an underwriter or a corporation owned by the Corporation's shareholders in substantially the same proportion as their ownership of stock in the Corporation) becomes a beneficial owner of 25% or more of the outstanding Shares or the combined voting power of the Corporation's then outstanding voting securities (not including shares acquired directly from the Corporation or its affiliates); (ii) Directors serving on January 1, 1996 or successors to such Directors who receive appropriate Board approval cease to constitute a majority of the number of Directors serving at any time; (iii) shareholders of the Corporation approve a merger or consolidation involving the Corporation or the issuance of the Corporation's voting securities in connection with a merger or consolidation, other than (1) a merger or consolidation where voting securities of the Corporation prior to the transaction continue to represent at least 60% of the combined voting power of the corporation issuing voting securities in the transaction or (2) a merger or a consolidation effected to implement a recapitalization of the Corporation in which no person (other than the excluded persons described above) becomes a beneficial owner of securities representing 25% or more of the outstanding Shares or the combined voting power of the Corporation's then outstanding voting securities (not including shares acquired directly from the Corporation or its affiliates) or (iv) the Corporation's shareholders approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition of all or substantially all of the Corporation's assets, excluding certain sales or dispositions specified in the Amended Plan.

In the event of a change of control, benefits outstanding under the Amended Plan will generally vest and become exercisable to the extent not previously vested and exercisable, and the holders of such benefits will have the opportunity to receive, in cash, the value represented by the benefits based upon the fair market value of the Common Stock at the time of a change of control, the fair market value on the date the benefit is surrendered or the highest amount paid for Shares in the change of control transaction, whichever is highest.
Outstanding performance shares and performance units that have not yet vested will vest based upon the time elapsed between the date of grant and the date of the change of control. Upon shareholder approval of the Amended Plan, any outstanding benefit previously granted under the Existing Plan will be deemed amended to provide to the holder the same rights upon a change of control. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions relating to treatment in connection with a change of control if the Committee determines that such provisions may operate to prevent a transaction involving the Corporation or any of its affiliates from being treated for accounting purposes on a pooling-of-interests basis.

DEFERRAL TREATMENT. The Amended Plan authorizes the Committee to provide means to enable participants to defer recognition of taxable income relating to awards under the Amended Plan or cash payments derived from such awards, which means may provide for a return to a participant on amounts deferred as determined by the Committee so long as the deferral means does not result in an increase in the number of Shares issuable under the Amended Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summarizes certain federal income tax consequences relating to the Amended Plan under current tax law:

STOCK OPTIONS. The grant of a stock option under the Amended Plan will create no income tax consequences to the recipient. An employee or Director who is granted a nonqualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Corporation will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee or Director. A subsequent disposition of the Common Stock will give rise to a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, I.E., the fair market value of the Common Stock on the date of exercise (long-term or short-term, depending on the holding period). Under certain circumstances involving a change of control, the Corporation may not be entitled to a deduction with respect to options granted to certain Executive Officers.

In general, an employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss, and no deduction will be allowed to the Corporation. If the employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the employee will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Corporation will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain assuming the ISO is classified as a capital asset.

STOCK APPRECIATION RIGHTS. The grant of an SAR will create no income tax consequences for the key employee or the Corporation. Upon exercise of an SAR, the employee will recognize ordinary compensation income equal to the amount of any cash and the fair market value of any Shares or other property received, except that if the employee receives an option or shares of restricted stock upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Corporation will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the employee. Under certain circumstances involving a change of control, the Corporation may not be entitled to a deduction with respect to SARs granted to certain Executive Officers.

RESTRICTED STOCK. Generally, a key employee will not recognize income at the time an award of restricted stock is made under the Amended Plan, unless the election described below is made. However, an employee who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Corporation will generally be entitled to a corresponding deduction in the same amount and at the same time as the employee recognizes income. Under certain circumstances involving a change of control, the Corporation may not be entitled to a deduction with respect to restricted stock granted to certain Executive Officers. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. Except as described above, the Corporation will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

An employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. Except as described above, the Corporation will generally be entitled to a corresponding deduction in the same amount and at the same time as the employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the employee in the year of payment and will not be deductible by the Corporation. Any otherwise taxable disposition of the restricted stock held as a capital asset (other than by forfeiture) will result in a capital gain or loss. If the employee who has made an election subsequently forfeits the restricted stock, the employee will not be entitled to deduct any loss. In addition, the Corporation would then be required to include as ordinary income the amount of any deduction it originally claimed with respect to such Shares.

PERFORMANCE SHARES. The grant of performance shares will create no income tax consequences for the key employee or the Corporation. Upon the receipt of Shares at the end of the applicable performance period, the employee will recognize ordinary income equal to the fair market value of the Shares received, except that if the employee receives Shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such restricted stock. In addition, the employee will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Corporation will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the employee. Under certain circumstances involving a change of control, the Corporation may not be entitled to a deduction with respect to performance shares granted to certain Executive Officers.

PRINCIPAL AMENDMENTS

The Amended Plan effects a number of amendments to the Existing Plan. The following summarizes the principal amendments:

A. ADMINISTRATION. The Existing Plan did not allow the Board to delegate any authority under the Existing Plan as the Amended Plan contemplates.

B. AVAILABLE SHARES. The Existing Plan authorized the issuance of 1,200,000 Shares. In addition, the Existing Plan did not provide that previously owned Shares delivered to the Corporation in payment of the exercise price of an award could be reissued under the Existing Plan. Further, the Existing Plan did not impose limitations upon the aggregate number of Shares of restricted stock that could be issued under the Amended Plan or the number of options, Shares of restricted stock, performance shares or performance units that a participant could earn in a single year. Finally, unlike under the Existing Plan, awards of performance shares and performance units will reduce the number of Shares issuable under the Amended Plan only to the extent that Shares are actually delivered in payment of performance shares or performance units.

C. OPTIONS. The Amended Plan extends the maximum duration of nonqualified options from 10 years to 15 years. It also gives the Committee greater authority to extend the period during which an option may be exercised after termination of a participant's employment. Finally, the Amended Plan expressly gives the Committee authority to issue replacement options under the limited circumstances described above.

D. RESTRICTED STOCK, BONUS SHARES AND DEPOSIT SHARE PROGRAM. The Existing Plan did not expressly provide that restricted stock may be subject to forfeiture based upon the Corporation's achievement of the Specified Performance Criteria. In addition, the Existing Plan did not contemplate the issuance of "Bonus Shares" in lieu of other compensation, and it did not authorize the Deposit Share Program described above.

E. PERFORMANCE SHARES AND PERFORMANCE UNITS. In addition to the Specified Performance Criteria set forth in the Existing Plan with respect to performance shares and performance units, the Amended Plan expressly includes revenues, return on net assets employed before interest and taxes, and economic value added as Specified Performance Criteria available for purposes of these awards.

F. NON-EMPLOYEE DIRECTOR OPTIONS. The Amended Plan increases the number of options a non-employee Director receives annually to 2,000 from 1,000. In addition, the Amended Plan provides greater flexibility regarding the length of time after termination of service as a Director during which a Director can exercise options, which under the Existing Plan was limited to six months.

G. OTHER TERMS. The Amended Plan gives the Committee authority to make awards transferable; under the Existing Plan, benefits were not transferable other than by will or the laws of descent and distribution. In addition, the Existing Plan did not include authority for the Committee to grant any tax bonus relating to restricted stock or performance shares. The Existing Plan also did not provide for the consequences of a change of control that the Amended Plan includes. Finally, the Amended Plan includes new provisions allowing the Committee to establish means to enable participants to defer recognition of taxable income, to allow the purchase of

Shares under options in installments and to allow the payment of the purchase price through a broker-assisted cashless exercise procedure.

H. NEW PLAN BENEFITS. Assuming shareholders approve the proposed amendment and restatement of the Existing Plan, each non-employee Director will be entitled to receive, on an annual basis, options to purchase 2,000 Shares rather than options to purchase 1,000 Shares as provided under the Existing Plan. Except for the foregoing, the proposed amendment and restatement of the Existing Plan will not result in determinable benefits or amounts being allocated or received by any Directors or Executive Officers, and would not have resulted in determinable additional benefits or amounts being allocated or received by any Directors or Executive Officers in the Corporation's last completed fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE EXISTING PLAN AND ADOPTION OF THE AMENDED AND RESTATED 1986 INCENTIVE STOCK
PROGRAM. Proxies solicited by the Board of Directors will be voted "FOR" approval and ratification of the amendments to the Existing Plan reflected in the Amended Plan unless a shareholder specifies otherwise.

INDEPENDENT AUDITOR

The Board of Directors has appointed Arthur Andersen LLP as the Corporation's independent auditor for 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to answer questions and to make statements if they so desire. Arthur Andersen LLP has been the Corporation's independent auditor for the past fourteen fiscal years.

NOTICE PURSUANT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive Officers, Directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Corporation with copies of all personally filed Section 16(a) forms.

Based solely upon information provided to the Corporation by its Executive Officers, Directors and greater than ten percent beneficial owners, the Corporation believes that during the fiscal year ended December 30, 1995, all such persons complied with all Section 16(a) filing requirements. A temporary family trust of which Gregory D. Johnson, the Controller of the Corporation, was trustee, which was also subject to the filing requirements, did not file its initial report of ownership on time, for which there was no penalty. The trust holdings, however, were included in a report which was timely filed by Mr. Johnson in his individual capacity.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the 1997 Proxy Statement must be received by the Secretary of the Corporation by November 25, 1996. Additional requirements relating to the timeliness and content of proposals to be submitted at the 1996 Annual Meeting are found in the Bylaws of the Corporation.

DIVIDEND REINVESTMENT PLAN

The Dividend Reinvestment Plan offers shareholders three voluntary methods of building their holdings of Common Stock. Shareholders may elect to reinvest cash dividends on either (1) all of their Common Stock of the Corporation or (2) any portion of their Common Stock of the Corporation. Shareholders can also make cash investments of more than $100 per investment and less than $5,000 per calendar quarter for Shares. Shares under all three methods will be purchased at 100% of the average high and low price of the Common Stock on the day of purchase. There are no participation, commission, administrative or service fees. Further information is available through Harris Trust and Savings Bank at 1-800-524-0687.

DIRECTIONS TO ANNUAL MEETING

FROM CHICAGO'S O'HARE INTERNATIONAL AIRPORT TO THE RACINE MARRIOTT -- I-294 North to I-94 West (Milwaukee, WI) to Racine, Wisconsin, Highway 20 (exit 333-Racine/Waterford). Highway 20 East (right) to Racine Marriott (on right).

FROM MILWAUKEE'S MITCHELL INTERNATIONAL AIRPORT TO THE RACINE MARRIOTT -- I-94 East to Racine Highway 20 (exit 333-Racine/Waterford). Highway 20 East (left) to Racine Marriott (on right).

                                    * * * *

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                              SNAP-ON INCORPORATED
                          1986 INCENTIVE STOCK PROGRAM
                          (AS AMENDED APRIL 26, 1996)

1. PURPOSE. The purpose of the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program (the "Program") is to attract and retain outstanding people as officers and key employees of Snap-on Incorporated (the "Company") and its subsidiaries and entities of which at least 20% of the equity interest is held directly or indirectly by the Company (together, "Affiliates") and to furnish incentives to such persons by providing such persons opportunities to acquire shares ("Shares") of the Company's common stock ("Common Stock"), or monetary payments based on the value of such Common Stock or the financial performance of the Company, or both, on terms as herein provided.

2. ADMINISTRATION. The Program will be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") composed of not less than two directors, each of whom shall qualify as a "disinterested person" for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" under
Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto). To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to Benefits (as defined below) to Participants other than Participants who are subject to the provisions of Section 16 of the Exchange Act ("Section 16 Participants") at the time any such delegated authority or responsibility is exercised. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Program. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Program may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

3. PARTICIPANTS. Participants in the Program ("Participants") will consist of such officers or other key employees of the Company and its Affiliates as the Committee in its sole discretion may designate from time to time to receive benefits described in Section 4 hereof ("Benefits"). The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of Participants to the profitability and development of the Company; and (iv) other compensation provided to Participants.

4.  TYPES OF BENEFITS.

    (a) The Committee shall have full power and authority to (i) determine the type or types of Benefits to be granted to each Participant under the Program;
(ii) determine the number of Shares and/or monetary payments to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Benefits granted to Participants; and (iii) determine any terms and conditions of any Benefit granted to a Participant, subject in each case only to express requirements of the Program. Benefits under the Program may be granted in any one or a combination of (A) incentive stock options granted under Section 6 hereof and intended to meet the requirements of Section 422 of the Code (or any successor provision thereto) ("Incentive Stock Options"); (B) options granted under Section 7 hereof not intended to be Incentive Stock Options ("Non-Qualified Stock Options"); (C) stock appreciation rights granted pursuant to Section 9 hereof ("Stock Appreciation Rights"); (D) Shares granted under Section 10 hereof to be held subject to certain restrictions ("Restricted Stock") and Bonus Shares (as defined in Section 11) delivered pursuant to
Section 11; (E) Shares granted under Section 12 hereof ("Performance Shares"); and (F) monetary units granted under Section 13 hereof ("Performance Units"). For purposes hereof, Incentive Stock Options and Non-Qualified Stock Options shall be hereinafter referred to collectively as "Options". Benefits under the Program may be granted either alone or in addition to, in tandem with, or in substitution for any other Benefit or any other award or benefit granted under any other plan of the Company or any Affiliate. Benefits granted in addition to or in tandem with other awards or benefits may be granted either at the same time as or at different times from grants of such other Benefits or other awards.

    (b) Each member of the Board (a "Director") who is not also an employee of the Company shall receive Director Options (as defined in Section 14) under the Program as provided in Section 14.

    (c) As used in the Plan, the term "Award" shall mean any Benefit or Director Option granted under the Program.

5.  SHARES RESERVED UNDER THE PROGRAM.

    (a) There is hereby reserved for issuance under the Program after the Effective Date (as defined below) an aggregate of Four Million (4,000,000) Shares, consisting of Shares (i) newly authorized effective upon approval of this Program, as amended and restated, by the Company's shareholders at a meeting duly called and held (the "Effective Date"), (ii) previously reserved for issuance under the Program as to which Benefits could be awarded under this Program immediately prior to the Effective Date and (iii) subject to awards of Benefits that are outstanding immediately prior to the Effective Date. Not more than 200,000 Shares reserved for issuance under the Program after the Effective Date may be issued as Restricted Stock.

    (b) If there is a lapse, expiration, termination or cancellation of any Award granted hereunder without the issuance of Shares or (subject to Sections 12 and 13) payment of cash thereunder, if Shares are issued under any Award and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Options or other Awards of any sort authorized under this Program.

    (c) No Participant shall be granted Benefits under the Program that could result in such Participant (i) receiving in any single fiscal year of the Company Options for, and/or Stock Appreciation Rights with respect to, more than 300,000 Shares, (ii) receiving Benefits in any single fiscal year of the Company relating to more than 150,000 Shares of Restricted Stock, (iii) receiving more than 150,000 Performance Shares in respect of any period designated under
Section 12 or (iv) receiving Performance Units exceeding $1,000,000 in value in respect of any period designated under Section 13. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 18(a) hereof. In all cases, determinations under this
Section 5 shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

6. INCENTIVE STOCK OPTIONS. Incentive Stock Options will be exercisable at purchase prices of not less than One Hundred percent (100%) of the fair market value of the Shares on the date of grant, as such fair market value is determined by such methods or procedures as shall be established from time to time by the Committee ("Fair Market Value"). Incentive Stock Options will be exercisable over not more than ten (10) years after date of grant and shall terminate not later than three (3) months after termination of employment for any reason other than death, except as otherwise provided by the Committee. If the Participant should die while employed or within three (3) months after termination of employment, then the right of the Participant's successor in interest to exercise an Incentive Stock Option shall terminate not later than twelve (12) months after the date of death, except as otherwise provided by the Committee. In all other respects, the terms of any Incentive Stock Option granted under the Program shall comply with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

7. NON-QUALIFIED STOCK OPTIONS. Non-Qualified Stock Options will be exercisable at purchase prices of not less than One Hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. Non-Qualified Stock Options will be exercisable as determined by the Committee over not more than fifteen (15) years after the date of grant and shall terminate six (6) months after termination of employment for any reason other than death, except that, subject to the maximum term of fifteen (15) years, (a) in connection with the termination of a Participant's employment in a manner that entitles the Participant immediately to receive the payment of benefits under any defined benefit retirement plan of the Company or any of its Affiliates ("Retirement"), a Non-Qualified Stock Option shall terminate three

(3) years after Retirement and (b) the Committee may provide otherwise in connection with any termination of employment, including Retirement. If the Participant should die while employed or within any period after termination of employment during which the Non-Qualified Stock Option was exercisable, then, subject to the maximum term of fifteen (15) years, the right of the
Participant's successor in interest to exercise a Non-Qualified Stock Option shall terminate not later than twelve (12) months after the date of death, except as otherwise provided by the Committee.

8. CERTAIN REPLACEMENT OPTIONS. Without in any way limiting the authority of the Committee to make grants of Options to Participants hereunder, and in order to induce Participants to retain ownership of Shares acquired upon the exercise of Options, the Committee shall have the authority (but not an obligation) to include within any agreement setting forth the terms of any Options (or any amendment thereto) a provision entitling a Participant to further Options ("Replacement Options") in the event the Participant exercises any Options (including a Replacement Option) under the Program, in whole or in part, by surrendering previously acquired Shares. Any such Replacement Options shall (a) be Non-Qualified Stock Options under Section 7, exercisable at a purchase price, unless otherwise determined by the Committee, of 100% of the Fair Market Value of the Shares on the date the Replacement Options are granted, (b) be for a number of Shares equal to the number of Shares surrendered, (c) only become exercisable on the terms specified by the Committee in the event the Participant holds, for a minimum period of time prescribed by the Committee, the Shares the Participant acquired upon the exercise in connection with which the Replacement Options were issued, and (d) be subject to such other terms and conditions as the Committee may determine.

9. STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Program and any applicable agreement with a Participant, a Stock Appreciation Right granted under the Program shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share (determined on the date the Stock Appreciation Right is exercised) over (b) the grant price of the Stock Appreciation Right as specified by the Committee, which shall, unless otherwise determined by the Committee, be 100% of the Fair Market Value of one Share (determined on the date of grant of the Stock Appreciation Right). Subject to the terms of the Program, the grant price, term, calculation of Fair Market Value, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Benefits or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time during which a Participant may exercise a Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

10.  RESTRICTED STOCK.

    (a) The Committee is hereby authorized to issue Restricted Stock to Participants, with or without payment therefor, as additional compensation, or in lieu of other compensation, for their services to the Company and/or any Affiliate. Restricted Stock shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on sale or other disposition and rights of the Company to reacquire such Restricted Stock upon termination of the Participant's employment within specified periods, as prescribed by the Committee.

    (b) Without limitation, such terms and conditions may provide that Restricted Stock shall be subject to forfeiture if the Company or the Participant fails to achieve certain goals established by the Committee over a designated period of time. Any grant of Restricted Stock subject to such terms and conditions to a Section 16 Participant shall be in writing. The goals established by the Committee may relate to any one or more of the following: revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes, economic value added and/or, in the case of Participants other than Section 16 Participants, such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, all Shares of Restricted Stock shall be forfeited. In the event the maximum goal is achieved, no shares of Restricted Stock shall be forfeited. Partial achievement of the maximum goal may result in forfeiture corresponding to the degree of nonachievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period.

11.    BONUS SHARES;  DEPOSIT SHARE  PROGRAM.   The  Committee is  authorized to
provide Participants the opportunity to elect to receive Shares in lieu of a portion or all of cash bonuses under the Company's incentive compensation programs and/or increases in base compensation ("Bonus Shares"). Bonus Shares shall be issued in an amount equal to (a) the dollar amount of bonus or base compensation a Participant elects to receive in Common Stock (subject to limits prescribed by the Committee) divided by (b) the Fair Market Value of a Share (as determined on the date the cash compensation to which the Bonus Shares relate would otherwise be payable) and shall be subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on withdrawal from the Deposit Share Program (as hereinafter defined), sale or other disposition.

The Committee may establish a program (the "Deposit Share Program") in connection with the delivery of Bonus Shares under which (a) Participants wishing to receive Restricted Stock in tandem with Bonus Shares shall deposit Bonus Shares with the Company or such other designee of the Company and comply with all rules relating to the Deposit Share Program as the Committee prescribes and (b) the Company shall match any Bonus Shares a Participant has deposited with the Company by depositing up to one (1) share of Restricted Stock for each Bonus Share deposited, as determined by the Committee. The Restricted Stock deposited by the Company shall vest in accordance with such terms and conditions as determined by the Committee.

Elections to receive Bonus Shares or to participate in the Deposit Share Program may be made only in accordance with such rules and regulations prescribed by the Committee from time to time, including any rules and regulations applicable to
Section 16 Participants.

12. PERFORMANCE SHARES. The Committee may grant Performance Shares to a Participant that the Participant may earn in whole or in part if the Company or the Participant achieves certain goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Company, but not in any event more than five (5) years. Any such grant to a
Section 16 Participant shall be in writing. The goals established by the Committee may relate to any one or more of the following: revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes, economic value added and/or, in the case of Participants other than Section 16 Participants, such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, no delivery of Shares shall be made to the Participant. In the event the maximum goal is achieved, One Hundred percent (100%) of the Performance Shares shall be delivered to the Participant. Partial achievement of the maximum goal may result in a delivery corresponding to the degree of achievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. The Committee shall have the discretion to satisfy an obligation to deliver a Participant's Performance Shares by delivery of less than the number of Shares earned together with a cash payment equal to the then Fair Market Value of the Shares not delivered. The number of Shares reserved for issuance under this Program shall be reduced only by the number of Shares delivered in respect of earned Performance Shares. Subject to Section 18(c)(iii), at the time of making an award of Performance Shares, the Committee shall set forth the consequences of the termination of a Participant's employment with the Company or an Affiliate prior to the expiration of the designated performance period in respect of which the Performance Shares are awarded.

13. PERFORMANCE UNITS. The Committee may grant Performance Units to a Participant that consist of monetary units and that the Participant may earn in whole or in part if the Company or the Participant achieves certain goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Company, but not in any event more than five
(5) years. Any such grant to a Section 16 Participant shall be in writing. The goals established by the Committee may relate to any one or more of the following: revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes, economic value added, Share price and/or, in the case of Participants other than Section 16 Participants, such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, no payment shall be made to the Participant. In the event the maximum goal is achieved, One Hundred percent (100%) of the monetary value of the Performance Units shall be paid to the Participant. Partial achievement of the maximum goals may result in a payment corresponding to the degree of achievement to the extent specified in writing by the

Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. Payment of a Performance Unit earned may be in cash or in Shares or in a combination of both, as the Committee in its sole discretion determines. The number of Shares reserved for issuance under this Program shall be reduced only by the number of Shares delivered in payment of Performance Units. Subject to Section 18(c)(iii), at the time of making an award of Performance Units, the Committee shall set forth the consequences of the termination of a Participant's employment with the Company or an Affiliate prior to the expiration of the designated performance period in respect of which the Performance Units are awarded.

14. NON-EMPLOYEE DIRECTORS. Each Director who is not also an employee of the Company (including members of the Committee) and who is a Director on the date of the Annual Meeting of Shareholders of the Company during the term of the Program shall automatically be granted on each such meeting date a non-qualified stock option for the purchase of 2,000 Shares ("Director Options") at a purchase price equal to One Hundred percent (100%) of the Fair Market Value of the Shares on the date each Director Option is granted, which shall be the closing price for the Common Stock on such date as reported on the New York Stock Exchange. Director Options shall be exercisable for ten (10) years from the date of grant and shall terminate six (6) months after the non-employee Director ceases to serve as a Director for any reason other than death, except that, subject to the maximum term of ten (10) years, (a) as to any Director who, at the time the Director ceases to serve as a Director, is at least age 65 or has completed six
(6) years of service, the Director Options held by the Director shall terminate three (3) years after the Director ceases to serve as a Director and (b) the Committee may amend such time limits as to any Director Options by action taken after the holder of the Director Options ceases to be subject to the provisions of Section 16 of the Exchange Act. If the Director should die while serving as a Director, or within any period after termination of his or her service as a Director during which the Director Option was exercisable, then, subject to the maximum term of ten (10) years, the right of his or her successor in interest to exercise a Director Option shall terminate twelve (12) months after the date of death. Non-employee Directors shall not be eligible for any Benefit under the Program.

15. TRANSFERABILITY. Each Award granted under this Program shall not be transferable other than by will or the laws of descent and distribution, except that a Participant or Director may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the Award after the Participant's or Director's death, as the case may be, and (b) transfer any Award.

16.  TERM OF PROGRAM AND AMENDMENT, MODIFICATION OR CANCELLATION OF BENEFITS.

    (a) No Award shall be granted more than ten (10) years after the Effective Date.

    (b) Except as provided in Section 19(a) below and subject to the requirements of the Program, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise thereof, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or Director or any other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of Shares issuable under this Program; provided, however, that no action may be taken under this Section 16(b) with respect to Director Options if such action could disqualify a non-employee Director from being a "disinterested person" for purposes of Rule 16b-3.
Action may be taken under this Section 16(b) notwithstanding expiration of the Program under Section 16(a).

17. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under the Program after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a Non-Qualified Stock Option, (b) a disqualifying disposition of Common Stock received upon the exercise of an Incentive Stock Option, (c) the lapse of restrictions on Restricted Stock or (d) the receipt of Performance Shares, by electing to (i) have the Company withhold Shares, (ii) tender back Shares received in connection with such Benefit or (iii) deliver other previously owned Shares, having a Fair Market Value equal to the amount to be withheld; PROVIDED, HOWEVER, that the amount to be withheld shall not exceed the Participant's estimated total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional Shares remaining after payment of the withholding taxes shall be paid to the Participant in cash.

The Committee may, in its discretion, grant a cash bonus to a Participant who holds Restricted Stock, either inside or outside of the Deposit Share Program, or Performance Shares to enable the Participant to pay all or a portion of the federal, state or local tax liability incurred by the Participant upon the vesting of Restricted Stock or Performance Shares. The Company shall deduct from any cash bonus such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes.

18.  ADJUSTMENT PROVISIONS; CHANGE OF CONTROL.

    (a) If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividends or stock splits), the total number of Shares reserved for issuance under this Program and the number of Shares covered by each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Award shall not be changed. The Committee shall also have the right to provide for the continuation of Awards or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence; provided, however, that Director Options subject to grant or previously granted to Directors under the Program at the time of any such event shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the Director and preserve, without exceeding, the value of such Director Options.

    (b) Notwithstanding any other provision of this Program, and without affecting the number of Shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

    (c) In the event of a "change of control" (as hereinafter defined):

        (i) each holder of an Option and Director Option (A) shall have the right at any time thereafter to exercise the Option or Director Option in full whether or not the Option or Director Option was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 60 days after the change of control, to receive, in exchange for the surrender of the Option or Director Option or any portion thereof to the extent the Option or Director Option is then exercisable in accordance with clause (A), the highest of (1) an amount of cash equal to the difference between the Fair Market Value of the Common Stock covered by the Option or Director Option or portion thereof that is so surrendered on the date of the change of control and the purchase price of such Common Stock under the Option or Director Option, (2) an amount of cash equal to the difference between the highest price per share of Common Stock paid in the transaction giving rise to the change of control and the purchase price per share of Common Stock under the Option or Director Option multiplied by the number of shares of Common Stock covered by the Option or Director Option or (3) an amount of cash equal to the difference between the Fair Market Value of the Common Stock covered by the Option or Director Option or portion thereof that is so surrendered, calculated on the date of surrender, and the purchase price of such Common Stock under the Option or Director Option; PROVIDED THAT the right described in this clause (B) shall be exercisable only if a positive amount would be payable to the holder pursuant to the formula specified in this clause (B);

        (ii) Restricted Stock held inside or outside of the Deposit Share Program (including Bonus Shares) that is not then vested shall vest upon the date of the change of control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty
    (60) days after the change of control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the highest of (A) the Fair Market Value of such Restricted Stock on the date of surrender, (B) the highest price per share of Common Stock paid in the transaction giving rise to the change of control multiplied by the number of shares of Restricted Stock surrendered or (C) the Fair Market Value of such Restricted Stock on the Effective Date of the change of control;

       (iii) each holder of a Performance Share and/ or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 60 days after the change of control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the change of control and the denominator of which is the number of whole months in the performance period; and

       (iv) each holder of a Performance Share and/ or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/ or Performance Unit.

For purposes of this Section 18, the "value" of a Performance Share shall be equal to the highest of (1) the Fair Market Value of a Share of Common Stock on the date of the change of control, (2) the highest price per Share of Common Stock paid in the transaction giving rise to the change of control or (3) the Fair Market Value of a Share of Common Stock calculated on the date of surrender or payment, as the case may be.

    (d) A "change of control" of the Company shall be deemed to have occurred for purposes of this Section 18 if the event set forth in any one of the following paragraphs shall have occurred:

        (i) any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that for purposes of this Section 18, the term "Person" shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

        (ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on January 1, 1996, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on January 1, 1996 or whose appointment, election or nomination for election was previously so approved; or

       (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

       (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

    (e) As of the Effective Date, any outstanding Benefit previously granted under the Program shall be deemed amended to provide to the holder of such Benefit rights corresponding to those described in paragraph (c) of this Section 18 in the event of a change of control (as defined herein).

    (f) The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 18 if it determines that the operation of this Section 18 may prevent a transaction in which the Company or any Affiliate is a party from being accounted for on a pooling-of-interests basis.

19.   AMENDMENT  AND TERMINATION  OF  THE  PROGRAM; CORRECTION  OF  DEFECTS  AND
OMISSIONS.

    (a) The Board may at any time amend, alter, suspend, discontinue or terminate the Program; provided, however, that the provisions of Section 14 of the Program shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder; and provided further that shareholder approval of any amendment of the Program shall also be obtained if otherwise required by (i) the rules and/or regulations promulgated under
Section 16 of the Exchange Act (in order for the Program to remain qualified under Rule 16b-3), (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Program or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth therein), or (iii) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (in order to maintain the listing or quotation of the Shares thereon). Termination of the Program shall not affect the rights of Participants or Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Program except as they may lapse or be terminated by their own terms and conditions.

    (b) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it shall deem desirable to carry the Program into effect.

20. MISCELLANEOUS. The grant of any Award under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable Participants or Directors to defer recognition of taxable income relating to Awards or cash payments derived therefrom, which means may provide for a return to a Participant or Director on amounts deferred as determined by the Committee (provided that no such deferral means may result in an increase in the number of Shares issuable hereunder); (b) the purchase of Common Stock under Options or Director Options in installments; (c) the financing of the purchase of Common Stock under Options or Director Options in the form of a promissory note issued to the Company by a Participant or Director on such terms and conditions as the Committee determines; (d) the payment of the purchase price of Options or Director Options (i) by delivery of cash or other Shares or securities of the Company having a then Fair Market Value equal to the purchase price of such Shares or (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price; (e) restrictions on resale or other disposition; and
(f) compliance with federal or state securities laws and stock exchange requirements. Notwithstanding the foregoing, to the extent required by Rule 16b-3, Director Options shall be automatic, and the amount and terms of such Director Options shall be determined as provided in Section 14 of the Plan.

                                    * * * *


           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/

                                               VOTE                                      WITHHOLD
                                               For all nominees                          authority to vote
                                               (except as indicated)                     for all nominees
1. Election of Directors: Three-year terms -
   D.W. Brinckman, G.W. Mead, J.H. Schnabal    / /                                       / /

TO WITHHOLD YOUR VOTE FOR ANY NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S NAME
IN THE LIST ABOVE.

                                               FOR                  AGAINST              ABSTAIN
2. Proposal to amend and restore the 1986
   Incentive Stock Program.                    / /                  / /                  / /

3. In their discretion, the Proxies are
   authorized to vote on such other
   matters as may properly come before
   the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Please sign exactly as name appears herein. For joint accounts, all holders should sign. Executors, administrators, trustees and guardians should give full title. If a corporation, sign in corporation name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_______________________________________________________________________, 1996

Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

-----------------------------------------------------------------------------------
                                   Signature


PROXY                         SNAP-ON INCORPORATED                         PROXY
                               2801 - 80TH STREET
                             KENOSHA, WI 53141-1410
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints R.A. Cornog, R.F. Farley and E.H. Rensi as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the common stock of Snap-on Incorporated held of record by the undersigned on February 26, 1996, at the Annual Meeting of Shareholders to be held at the Racine Marriott, 7111 Washington Avenue, Racine, Wisconsin at 10:00 a.m. on Friday, April 26, 1996, or at any adjournment thereof.

  THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES AND "FOR" ITEM 2 IF NO
                             CHOICE IS SPECIFIED.

IN THE ABSENCE OF AN INSTRUCTION TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED HEREIN AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.